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                            DATED 21 NOVEMBER 1996



                            (1) WILLIAM ANNANDALE


                                   - and -

                            (2) SITEINPUT LIMITED



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                                  AGREEMENT

                    for the sale and purchase of shares in
                          PDM Communications Limited
               -----------------------------------------------

                               R A K I S O N S
                             S O L I C I T O R S

                      27 Chancery Lane, London WC2A 1NF

                         TELEPHONE: 0171-404 5212
                         FAX: 0171-831 1926
                         REF: JMP\11714\sapagmt.02


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DATED:                                                         1996

PARTIES:

1 "Vendor": William Annandale of Stompond Cottage, 12 Stompond Lane, Walton-on-Thames, Surrey KT12 1HB

2 "Purchaser": Siteinput Limited (registered in England under company number 3113109) whose registered office is at 1 Thames Street, Windsor, Berkshire SL4 1PL

OPERATIVE PROVISIONS:


1         Definitions

1.1 In this agreement the following words and expressions have the meanings stated:

          "Agreed Form"
          a form agreed between the parties, a copy of which has been initialled for the purposes of identification by or on behalf of the parties.

          "Company"
          PDM Communications Limited (registered in England under number
          1324588).

          "Completion"
          completion of the purchase of the Shares in accordance with clause 4.

          "Compromise Agreement"
          an agreement in the Agreed Form.

          "Loan Account"
          the loan account opened by the Company in the name of the Vendor on which the Vendor owes to the Company (pound)9,300 as at the date of this agreement.

          "Shares"
          the 45 issued ordinary shares of one pound each of the Company held by the Vendor at the date of this agreement.

          "Warranties"
          the warranties and representations by the Vendor set out in clause 5.

1.2 Clause headings in this agreement are for ease of reference only and do not affect the construction of any provision.

2         Agreement for sale

          Subject to the terms and conditions of this agreement the Vendor shall sell with



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          full title guarantee and the Purchaser shall purchase the Shares, with all rights attaching to them, with effect from the date of Completion.

3         Purchase consideration

3.1 The purchase consideration for the Shares shall be the sum of (pound)6,300.

3.2 The amount outstanding on the Loan Account shall be satisfied in part by the purchase consideration.

4         Completion

4.1 Completion shall take place at the offices of the Purchaser on the execution of this agreement.

4.2       The Vendor shall deliver to the Purchaser:

4.2.1 a duly completed and signed transfer in favour of the Purchaser, or as it may direct, of the Shares;

4.2.2 a resignation as a director of the Company with a written acknowledgment from him, executed as a deed in such form as the Purchaser requires, that he has no claim against the Company on any grounds whatsoever;

4.2.3 all documents relating to the Company which are the Company's property;

4.2.4     the Compromise Agreement duly executed by the Vendor and his adviser;

4.2.5 a resignation letter from J Herd as an employee of the Company in Agreed Form;

4.3 The parties to this agreement shall take or cause to be taken the following steps at a board meeting of the Company:

4.3.1 the approval of the transfer (subject to stamping) referred to in clause 4.2.1;

4.3.2 the submission and acceptance of the resignation referred to in clause 4.2.2.

4.4 Upon completion of the matters referred to in clauses 4.2 and 4.3 the Purchaser shall procure:

4.4.1 the delivery up of the Compromise Agreement duly executed by the Company;


4.4.2 the partial satisfaction of the Loan Account by the purchase consideration referred to in clause 3.1;

4.4.3 the payment of a bonus to the Vendor which will be used to satisfy in full the balance outstanding on the Loan Account;

4.4.4 the delivery of a receipt confirming that the Loan Account has been satisfied in full;

4.4.5 the delivery of waivers of any pre-emption or other rights relating to the transfer of the Shares executed by the other shareholders in the Company.


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5         Warranties by the Vendor

5.1 The Vendor warrants to the Purchaser that the warranties set out below are true and accurate in all material respects and are not misleading at the date of this agreement:

5.1.1 the Vendor has full power to enter into and perform this agreement and this agreement constitutes binding obligations on him in accordance with the terms of this agreement;

5.1.2 there are no agreements or arrangements in force, other than this agreement, which grant to any person the right to call for the issue, allotment or transfer of any of the Shares.

6         Limitation of Liability

6.1 The provisions of this paragraph shall operate to limit the liability of the Vendor under or in connection with the Warranties and references to "such liabilities" shall be construed accordingly. The parties agree as follows:

6.1.1 no such liabilities shall attach to the Vendor unless the aggregate amount of such liabilities shall exceed the total sum of (pound)1,000 but if such liabilities shall exceed that sum the Vendor shall be liable for the whole of such liabilities and not merely for the excess;

6.1.2 the aggregate amount of such liabilities shall not exceed the purchase consideration stated in clause 3.1;

6.1.3 claims against the Vendor in relation to the Warranties shall be wholly barred and unenforceable unless written particulars thereof (giving reasonable details of the specific matter or claim in respect of which such claim is made so far as then known to the Purchaser) shall have been given to the Vendor prior to the first anniversary of this agreement; and

6.1.4 if the Vendor makes any payment by way of damages for breach of the Warranties and within twelve months of the making of the relevant payment the Company or the Purchaser receives any benefit otherwise than from the Vendor which would not have been received but for the circumstances giving rise to the claim in respect of which the damages payment was made the Purchaser shall, once it or the Company, as the case may be, has received such benefit, forthwith repay to the Vendor an amount equal to the lesser of (a) the amount of such benefit and
          (b) the damages payment in question.


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7         No other representations

          The Purchaser admits that it has not entered into this agreement in reliance upon any representation or promise other than those incorporated in this agreement.

8         Indemnity

          The Vendor shall indemnify and keep indemnified on a continuing basis the Purchaser and the Company from and against all losses, costs, damages, liabilities, fines, judgments, expenses, proceedings and demands, which the Purchaser and/or the Company may suffer, incur or pay as a result of any claim (including, but not limited to, claims for redundancy payments, protective awards, damages for wrongful dismissal or compensation for unfair dismissal) by J Herd as an employee of the Company.

9         Non-competition and non-solicitation

9.1 To assure to the Purchaser the full benefit of the business and goodwill of the Company generated by the Vendor, the Vendor undertakes by way of further consideration for the obligations of the Purchaser under this agreement, as separate and independent agreements, that he will not:

9.1.1 disclose to any person, or himself use for any purpose, and shall use all reasonable endeavours to prevent the publication or disclosure of, information concerning the business, accounts or finances of the Company or its clients' or customers' transactions or affairs, of which he has knowledge;

9.1.2 for one year after Completion either on his own account or for another person and in competition with the Company, directly or indirectly solicit, interfere with or endeavour to entice away from the Company a person who, to his knowledge, is, or has during the past two years been, a client, customer or employee of, or in the habit of dealing with, the Company.


9.2 The Vendor agrees that the covenants and undertakings contained in clause 9.1 are reasonable and are entered into for the purpose of protecting the goodwill of the business of the Company and that accordingly the benefit of the covenants and undertakings may be assigned by the Purchaser and its successors in title without the consent of the Vendor.

9.3 Each covenant and/or undertaking contained in clause 9.1 shall be construed as a separate covenant or undertaking. If one or more of the covenants and/or undertakings is held to be against the public interest or unlawful or in any way an


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          unreasonable restraint of trade, the remaining covenants and undertakings shall continue to bind the Vendor.

9.4 If any covenant or undertaking contained in clause 9.1 were void but would be valid if the period of application were reduced or if some part of the covenant or undertaking were deleted, the covenant or undertaking in question shall apply with such modification as is necessary to make it valid.

10        Release of Guarantee

10.1 The Purchaser shall use ifs reasonable endeavours to procure the release as soon as practicable after completion of the Vendor from a certain bank guarantee given by the Vendor to Midland Bank plc in respect of an overdraft facility in favour of the Company.

10.2 The Purchaser shall indemnify and hold harmless the Vendor against any liability (contingent or otherwise), costs, claims and demands whatsoever which he may incur as a result of a call under the Guarantee after Completion due to an act or deed undertaken by the Company after Completion.

11        Communications

11.1 All communications between the parties with respect to this agreement shall be delivered by hand or sent by post. The address for service of each party shall be the address as the addressee may from time to time have notified for the purpose of this clause.

          A notice shall be deemed to have been served:

11.1.1    if personally delivered: at the time of delivery;

11.1.2    if posted: at the expiration of 24 hours.

11.2      In proving service it shall be necessary only to prove that the communication was contained in an envelope which was duly addressed and posted in accordance with clause 11.1

12        General

12.1 All expenses incurred by or on behalf of the parties, including all fees of representatives, solicitors and accountants employed by any of them in connection with the negotiation, preparation or execution of this agreement, shall be borne solely by the party who incurred the liability and the Company shall have no liability in respect of them.


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          The construction, validity and performance of this agreement shall be governed by the laws of England.

13        Announcements

          No announcement shall be made in respect of the subject matter of this agreement, except as specifically agreed between the parties, unless an announcement is required by law.

          EXECUTED by the parties as a deed on the date of this agreement.

SIGNED and DELIVERED               )
by WILLIAM ANNANDALE               ) /s/ W. J. Annandale
as a deed in the presence of:      )

Witness signs: /s/ M. Gracey

Print name:    M. GRACEY

Address:       26 Daryngton Drive
               Guildford
               Surrey
               GUI 2QD

Occupation:    Marketing Consultant



EXECUTED as a deed by              )
SITEINPUT LIMITED                  )

                                   Director       /s/ Milton


                                   Director Secrerary  /s/ AJ Turnbull



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